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                                                                    EXHIBIT 10.4


                             CONSULTING AGREEMENT


          THIS CONSULTING AGREEMENT ("Agreement") is made and entered into this ___ day of _________ 1998, by and between American Rental Management Company, a Delaware corporation (the "Company"), and James J. Wilson (the "Consultant").


                                    RECITALS

          WHEREAS, the Company is a wholly-owned subsidiary of American Community Properties Trust ("ACPT") and provides management and other services to ACPT;

          WHEREAS, Interstate General Company L.P. ("IGC") has transferred its principal real estate assets and operations to ACPT (the "Transferred Business") and distributed all of the common shares of beneficial interest of ACPT to its partners;

          WHEREAS, the Consultant has be the chief executive officer of IGC for over 30 years and therefore possesses unique and valuable experience and expertise relating to the Transferred Business;

          WHEREAS, in order to provide continuity of management and to take advantage of the Consultant's expertise, ACPT, through the Company, wishes to secure the services of the Consultant, and the Consultant wishes to provide such services, in accordance with the terms and subject to the conditions provided herein;

          NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties agree to be bound by the following terms and conditions:
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I.   POSITION

          The Company hereby engages the Consultant, and the Consultant hereby agrees, to serve as principal business consultant to ACPT and the Company, and shall be available to provide consulting services as requested from time to time by the Board of Trustees of ACPT (the "Board"). The Consultant shall report directly to the Board and shall render such services to ACPT as are customarily rendered by a consultant, including, but not limited to, advising ACPT on general business strategies, strategic opportunities, and other matters related to the business of ACPT and its affiliates.

II.  TERM

          The term of this Agreement (the "Term") shall commence on the date hereof, and shall continue thereafter, unless sooner terminated as provided herein, until the tenth anniversary hereof (the "Expiration Date"). The Consultant's engagement may terminate prior to the Expiration Date if one or more of the following circumstances occur:

          A. If the Consultant dies, the Consultant's engagement and this Agreement shall terminate automatically upon such date of death and the Company shall have no further obligations hereunder, subject to Section IV.B.

          B. In the event that the Consultant becomes Disabled during the Term, the Company at its option may terminate Consultant's engagement and this Agreement, in which case the Company shall have no further obligations hereunder. For purposes of this Agreement, the Consultant shall become "Disabled" at such time as the Consultant has a physical or mental condition, verified by a physician designated by the Company, which in the
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judgment of the Board prevents the Consultant from carrying out one or more of the material aspects of his assigned duties for at least 270 consecutive days. The Consultant agrees, upon request of the Board, at a time convenient to the Consultant during a 30-day period designated by the Board, to submit to any medically reasonable examination by a physician designated by the Company.

          C. The Company may, at its election, terminate the Consultant's engagement and this Agreement for cause. For purposes hereof, "cause" shall be defined as (1) engaging in fraud or conduct with the intent of causing substantial harm to ACPT or the Company; (2) conviction of a felony, other crime involving theft or fraud, or other crime of moral turpitude involving ACPT or the Company; (it being understood that "cause" shall not include any conviction of charges pending against Consultant as of the date of this Agreement) and/or
(3) any material breach of a term of the Agreement. In the event the Company elects to terminate the Consultant's engagement for cause, such termination may be made effective immediately, and no advance notice shall be required. The decision to terminate the Consultant's engagement for cause must be approved by the Board.

          D. Either the Company or the Consultant may elect to terminate this Agreement without cause. In such a case, advance written notice of termination shall be delivered by the terminating party to the non-terminating party at least ninety (90) days prior to the date of termination. In addition, if the Company terminates the engagement without cause or the Consultant terminates the engagement for "Good Reason," the Company agrees to pay the Consultant the remaining fee payments due hereunder for the balance of the Term. The decision to terminate the Consultant's engagement without cause must be approved by the Board.
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          For purposes of this Section II.D., the Consultant shall have terminated the engagement for a Good Reason if the Consultant terminates the engagement within six (6) months following the occurrence of (i) the Company instructing the Consultant despite his written objection delivered to the Board to take any action which is in violation of any law, ordinance or regulation or would require any act of dishonesty or moral turpitude; or (ii) the Company committing a material breach of any of the provisions of this Agreement.

          E. In the event that ACPT sells all, or substantially all, of its assets, this Agreement shall terminate automatically upon the date of such sale, and neither party shall have any further obligations hereunder, subject to
Section IV.B.


III. DUTIES AND RESPONSIBILITIES

          A. During the period of his engagement hereunder, and for a period of three (3) years thereafter, the Consultant shall not, without the written consent of the Board or a person authorized by the Board, disclose to any person other than as required by law or court order, or other than to an authorized employee of the Company or its affiliates, or to a person to whom disclosure is necessary or appropriate in connection with the performance by the Consultant of his duties as an Consultant of ACPT and the Company any confidential information obtained by him while serving as a consultant to the Company with respect to any of ACPT's or its affiliates' products, services, customers, suppliers, marketing techniques, methods or future plans; provided, however, that confidential information shall not include any information known generally to the public (other than as a result of unauthorized disclosure by the Consultant) or any information of a type not otherwise considered confidential by persons engaged in the same business or a business similar to that conducted by ACPT or the Company. The Consultant shall be allowed to disclose confidential information to his attorney solely for the purpose of ascertaining whether such information is confidential within the intent of this Agreement; provided, however, that the Consultant (a) discloses to his attorney the provisions of this subsection A and
(b) agrees not to waive the attorney-client privilege with respect thereto.
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          B.   Nothing in this Agreement shall be deemed to restrict the
Consultant from pursuing or engaging in other business activities provided that such activities do not unreasonably interfere with the performance of his responsibilities hereunder. Without restricting the generality of the foregoing, the Company recognizes that Consultant will serve in executive capacities with Interstate General Company L.P. and affiliated entities.

IV.  COMPENSATION

          A. For the first two (2) years of the Term, the Company shall pay the Consultant an annual fee of Five Hundred Thousand Dollars (US $500,000).
For all subsequent years that this Agreement remains in force, the Company shall pay the Consultant an annual fee of Two Hundred Thousand Dollars (US $200,000). In the event that the Consultant is engaged under this Agreement for any portion of a year, the Consultant shall be entitled to receive a pro rata amount of the applicable annual fee. The Consultant's fee shall be paid in semi-monthly installments on the fifteenth (15th) day and last day of each calendar month or on such other basis as shall be convenient for the Company.

          B. Notwithstanding anything in this Agreement to the contrary, in the event that this Agreement terminates on account of the death of the Consultant or the sale of all, or substantially all, of the assets of the Company, Consultant (or his estate, as the case may be) shall be entitled to receive the lesser of (i) Four Hundred Thousand Dollars ($400,000), and (ii) the total aggregate annual fees then payable under this Agreement if the Agreement were to expire on the Expiration Date.

          C. The Company shall promptly reimburse Consultant for the cost of all expenses reasonably incurred by him in rendering services hereunder.
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V.   INDEPENDENT CONTRACTOR

          Consultant is retained by the Company solely for the purposes set forth herein. Consultant shall not have the power to bind ACPT or the Company nor shall he make any such representation. Consultant's relation to Company shall be that of an independent contractor.

VI.  ARBITRATION

          A. Any dispute or controversy arising between the Consultant and the Company relating to this Agreement shall be submitted to private, binding arbitration, upon the written request of either the Consultant or the Company, before a panel of three arbitrators, under the administration of and in accordance with the Commercial Arbitration Rules of the American Arbitration Association ("AAA"), such arbitration to be held in Washington, D.C., or as otherwise determined by the arbitrators. In the event of such dispute or controversy, the Company and the Consultant shall independently and simultaneously select and identify one arbitrator each, both of whom must have no past or present familial or business relationships with the parties and must possess expertise in the area of compensation of senior management employees in the real estate industry. In the event that a party has not selected its arbitrator within 60 days of initiation of the arbitration, the AAA shall select such arbitrator. These two arbitrators shall jointly agree upon and select a third arbitrator who also possesses such credentials. These three arbitrators shall hear and decide the dispute or controversy by majority vote, and their decision and award shall be final and conclusive upon the parties, and their heirs, administrators, executors, successors, and assigns. The arbitrators shall have no power or authority to add to, subtract from, or otherwise modify the terms of this Agreement. Wherever the Commercial Arbitration Rules of the AAA conflict with the procedures set forth in this section, the terms of this section shall govern. The Consultant and the Company agree that the arbitration must be initiated by personally delivering a statement of claim to the AAA and to the party against whom the claim is asserted no later than ninety (90) days after the basis of the claim becomes known, or reasonably should have been known or discovered, by the party asserting the claim. In the event arbitration is not initiated within such ninety (90) day period, such claim, dispute, or controversy shall be irrevocably time-barred. A judgment based upon such arbitration award may be entered in any court having jurisdiction thereof.
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          B.   Notwithstanding the foregoing, any action brought by the Company seeking a temporary restraining order, temporary and/or permanent injunction, and/or a decree of specific performance of the terms of this Agreement may be brought in a court of competent jurisdiction without the obligation to proceed first to arbitration.

VII. ASSIGNABILITY AND BINDING EFFECT

          The Consultant may not assign this Agreement, or any obligation or rights hereunder, to any other person or entity without the express written consent of the Company. This Agreement shall be binding upon the Consultant and his heirs, executors, administrators, and successors.

VIII.  GOVERNING LAW

          This Agreement shall be governed by the laws of the State of Delaware (excluding the choice-of-law rules thereof).

IX.  CAPTIONS

          All captions contained in this Agreement are for convenience only and in no way define or describe the intent of the parties or specific terms hereof.

X.   SEVERABILITY

          If any provision of this Agreement shall to any extent be held invalid or unenforceable, the remaining terms and provisions shall not be affected thereby.
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XI.  ENTIRE AGREEMENT

          This Agreement contains the entire agreement between the parties relating to the subject matter hereof. All prior negotiations or stipulations concerning any matter which preceded or accompanied the execution hereof are conclusively deemed to be superseded hereby.

          No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by the Consultant and such officer or director as may be specifically designated by the Board.

XII. NOTICES; MISCELLANEOUS

          For purposes of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be duly given when delivered by hand or facsimile transmission or when mailed by United States registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

          If to the Company:

          American Rental Management Company
          [222 Smallwood Village Center]
          [St. Charles, Maryland  20602]
          Attention:  President

          If to the Consultant:

          Mr. James J. Wilson
          Dresden Farm
          39997 Snickersville Turnpike
          Middleburg, Virginia  22117

or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.
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          IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first set forth above.

                                 AMERICAN RENTAL MANAGEMENT COMPANY



Date:
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                                By:  [_____________________]
                                     President



Date:
      ------------------------      -----------------------------------------
                                    James J. Wilson